SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 8-K/A
             (Amendment No. 2 to Form 8-K filed on November 21, 1996)

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported):
                                  November 15, 1996


                                      F&M BANCORP
                (Exact name of registrant as specified in its charter)


       Maryland                     0-12638                   52-1316473
(State of incorporation)    (Commission File Number)    (IRS Identification No.)


                  110 Thomas Johnson Drive, Frederick, MD 21702
               (Address of principal executive offices)(Zip Code)


                                   (301) 694-4000
               (Registrant's telephone number, including area code)

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Item 2.   Acquisition or Disposition of Assets.

    The Merger of Home Federal Corporation with and into F&M Bancorp became effective as of the close of business on November 15, 1996. As a result of the merger, Home Federal Corporation stockholders received 0.49535 shares of F&M Bancorp Common Stock in exchange for each share of Home Federal Corporation Common Stock. Cash in lieu of fractional shares was paid at the rate of $23.90 per share.

     Pursuant to General Instruction F to Form 8-K, the press release dated November 15, 1996, announcing the consummation of the merger of Home Federal Corporation with and into F&M Bancorp is attached to this Current Report as
Exhibit 99.1, and is hereby incorporated by reference.


Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

       Audited consolidated financial statements of Home Federal Corporation are incorporated by reference to Home Federal Corporation's Annual Report to Stockholders for the year ended December 31, 1995 filed as Exhibit 13 to Home Federal Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1995 (File No. 0-16463).

       Unaudited consolidated financial statements of Home Federal Corporation for the nine months ended September 30, 1996 are incorporated by reference to Home Federal Corporation's Quarterly report on Form 10-QSB for the period ended September 30, 1996 (File No. 0-16463).

(b)  Pro Forma Financial Information.

       Pro forma condensed financial information for each of the periods for which financial information is provided pursuant to Item 7(a) is included in
Exhibit 99.2 of this filing and is hereby incorporated by reference.

(c)  Exhibits

       23   Consent of Smith Elliott Kearns & Company, LLC

       99.1 Press Release of F&M Bancorp dated November 15, 1996.

       99.2 Pro forma condensed financial information related to the merger of F&M Bancorp and Home Federal Corporation.



                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       F&M BANCORP


Date:  January 30, 1997            By: /s/ Jeffrey V. Erickson
                                       Jeffrey V. Erickson
                                       Chief Financial Officer